Exhibit 99.1
Innovation in Digital Media Communication

Safe Harbor Statement Certain statements in this presentation contain "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the company's current judgment on certain issues. Such statements apply to future events and are subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, the ability of the company to develop and market new products, market conditions, technological change, and competition. All forward-looking statements attributable to ViewCast or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth herein. ViewCast undertakes no obligation to update any forward-looking statement about circumstances or events that occur after the date on which the forward-looking statements are made. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the Company's forward-looking statements, please refer to the Company's reports on Form 10-K, 10-Q and other Reports on file with the U.S. Securities and Exchange Commission.

Digital media is everywhere and growing Video is the driving force in digital media growth, which also includes audio, images, presentations, documentsAccess to digital media is increasing on multiple types of devices The Digital Age of Media Communication

Video - Growth Driver in Digital Media The sum of all forms of video (TV, video on demand [VoD], Internet, and P2P) will continue to be approximately 90 percent of global consumer traffic by 2015. EB - exabytes

Market Opportunity Our marketplace is among the most active, dynamic industries, with a growing interest from potential customers, M&A candidates and financial partners.Digital media, including video and audio, is now a mainstream strategic business tool for all types of organizations-including education, corporate, government and consumer segments-while advertising, media and entertainment look for increased viewership over a variety of devices. The 2011 market opportunity is approximately $1.53 billion based on Frost & Sullivan's analysis of the global transcoders and EVC/DAM markets, along with management's estimates. The market opportunity is expected to increase to $2.2 billion by 2014.The rapid expansion of our markets has underscored the need for our comprehensive, secure and scalable digital media management and delivery solutions.Existing and emerging application areas exhibit common requirements:Capture, ingest, transform, index, manage, govern, deliver, report

ViewCast - What We Bring to the Market ViewCast develops enabling hardware and software products required to:Capture and encode video and audioManage, transform and deliver video, audio and other types of digital content to digital networks, computers and mobile devicesOur revenue is derived from product sales, software licensing, and fees from service and support.Our products are sold and used globally in broadcasting, enterprise communication, education, training, advertising, marketing, defense, security, government and judicial applications, and within a variety of third party integrated products.

Products Osprey ^ Niagara ^ VMpCapture Cards - Encoders - Management Software H.264MPEG

ViewCast Products Bridge Content Creation to Delivery ViewCast Product Solutions -Capture & encode content creating one or more file formats Simplify and manage complex workflows and dataEnable multi-platform deliveryLive or on-demand

ViewCast Media Platform - VMp(tm) VMp is digital asset management softwareA unified life cycle management solution for digital media contentA modular, scalable and extensible software platform:LivePortalProduction

Markets We Serve Broadcasters and NarrowcastersFederal, State, and Local GovernmentEnterprisesMobile and Wireline CarriersEducation and TrainingRetail and Consumer Package GoodsContent Delivery NetworksDigital Signage IntegratorsOther industry verticals such as advertising, medical and insurance

Customers Streaming customers DAM customers

Technology and Business Partners

ViewCast Sales Channels & Marketing

- Strong brand recognition and positive product reputation provide a solid platform for expanding sales and marketing programs.
- Global Sales Structure
  - Distributors, resellers
  - OEMs, VARs, major Internet network/equipment/software providers
  - Direct sales
  - Inside sales
  - Web-based sales
- Offices in Dallas, Hong Kong, London



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Proprietary and Confidential.

ViewCast History

- Established in 1994, public in 1997
- Streaming industry *pioneer*
  - The streaming media industry was built on the power and reliability of our first digital media product line, Osprey® video capture cards.
  - More than 400,000 Osprey video capture cards have been deployed globally.
- Corporate and manufacturing facilities in Dallas
- Global distribution and sales channels
- ~80 employees

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Proprietary and Confidential. ©2008 ViewCast, Inc. All rights reserved.
ViewCast

Annual Revenue Trend (millions) (CHART) Annual Sales growth trend expected to continue in all product categories

Annual Net Income Trend (CHART) (thousands)

Quarterly Revenue Trend Q1 '10 to Q1 '11 (millions) (CHART)

Summary Financial Data

Preferred Stock Exchange Agreement (May 2011) Immediate conversion of $10mm in Series B and C Preferred Stock at $0.60 per share exchange rateEliminated more than $7.4 Million in cumulative Preferred Stock dividendsEarnings per share will no longer be impacted by the Preferred Stock dividendsSeries E Preferred Stock ($8mm, non-dividend bearing):Conversion exchange rate is set at $0.50 per share during the next twelve months, andAutomatically converts at the exchange rate if Company raises net proceeds of $7 million in one or a series of common stock offerings during the next twelve months, orHolder can elect to convert at the exchange rate during the next twelve months

Investment Highlights Enabling technology and products for a high growth marketExtensive product line with strong brands and reputation for qualitySales force expansion should enable accelerated revenue growth Strong product-differentiation - designs, performance, IPDeveloping or acquiring new technologiesOEM, marketing, and technology partnerships with industry leadersDiverse end user baseRecently simplified capital structure

Digital media is changing the way we conduct business, communicate and entertain. Innovation in Digital Media Communication